UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

UNITED SECURITY BANCSHARES, INC.

(Name of Registrant as Specified in its Charter)

N/A

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TO OUR SHAREHOLDERS:

We will hold the 2014 Annual Meeting of Shareholders of United Security Bancshares, Inc. (“USBI”) at 10:00 a.m., Central Daylight Time, on Friday, May 2, 2014, at Alabama Southern Community College, 30755 Highway 43 South, Thomasville, Alabama 36784.

We have enclosed a notice of the meeting, a proxy statement, a proxy card and the Annual Report to Shareholders for 2013 and hope that you will study the enclosed materials carefully and attend the meeting in person.

Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible. You may return the proxy card by mail in the accompanying envelope, or you may vote your shares via the Internet or by telephone. Please review the instructions on each of these options in the proxy statement and on your proxy card. You may revoke your proxy by voting in person at the meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of USBI or by a later vote via the Internet or by telephone at any time before the proxy is voted.

Sincerely,

Andrew C. Bearden, Jr.

Chairperson of the Board

James F. House

President and Chief Executive Officer

March 28, 2014

UNITED SECURITY BANCSHARES, INC.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(334) 636-5424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

May 2, 2014

TO THE SHAREHOLDERS OF UNITED SECURITY BANCSHARES, INC.:

United Security Bancshares, Inc. (“USBI”) will hold its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) at Alabama Southern Community College, 30755 Highway 43 South, Thomasville, Alabama 36784, on Friday, May 2, 2014, at 10:00 a.m., Central Daylight Time, for the following purposes:

(1)	to elect eleven (11) directors of USBI to serve for the ensuing year;

(2)	to ratify the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2014;

(3)	to approve, on an advisory basis, USBI’s executive compensation; and

(4)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of such meeting.

The Board of Directors has fixed the close of business on March 14, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A complete list of the shareholders of USBI will be available and open for examination by any shareholder of USBI during ordinary business hours beginning two business days after the mailing of this notice of the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Information on how to obtain directions to be able to attend the Annual Meeting and vote in person can be found at the following website: http://www.cfpproxy.com/4328. Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the Internet or by telephone using the instructions provided in the proxy statement and on your proxy card. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of USBI or by a later vote via the Internet or by telephone at any time prior to the voting thereof.

By Order of the Board of Directors,

Beverly J. Dozier

Secretary

Thomasville, Alabama

March 28, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2014: USBI’S PROXY STATEMENT AND 2013 ANNUAL REPORT ARE AVAILABLE AT http://www.cfpproxy.com/4328.

PROXY STATEMENT

i

UNITED SECURITY BANCSHARES, INC.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(334) 636-5424

PROXY STATEMENT

FOR THE

2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 2, 2014

INTRODUCTION

This Proxy Statement is furnished on or about March 28, 2014 by United Security Bancshares, Inc. (“USBI”) to the holders of common stock of USBI in connection with the 2014 Annual Meeting of Shareholders, and any adjournments or postponements thereof, to be held on Friday, May 2, 2014, at 10:00 a.m., Central Daylight Time, at Alabama Southern Community College, 30755 Highway 43 South, Thomasville, Alabama 36784 (the “Annual Meeting”). The matters to be considered and acted upon are:

(1)	the election of eleven (11) directors of USBI;

(2)	the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2014;

(3)	the advisory approval of USBI’s executive compensation; and

(4)	the transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors of USBI is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of USBI or by a later vote via the Internet or by telephone. We must, however, actually receive the written notice, later-dated proxy card or later Internet or telephone vote before the vote of the shareholders. We will vote all properly executed proxies delivered pursuant to this solicitation at the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies as recommended by the Board – FOR Proposals 1, 2 and 3 – and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

To vote by proxy, you must do one of the following:

•

Vote via the Internet. You can vote your shares via the Internet at any time prior to 3:00 a.m., Central Daylight Time, on May 2, 2014 by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting is available 24 hours a day.

•

Vote by Telephone. You can vote your shares by telephone by calling the toll-free number listed on your proxy card on a touch-tone telephone at any time prior to 3:00 a.m., Central Daylight Time, on May 2, 2014. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting is available 24 hours a day.

•

Vote by Mail. If you choose to vote by mail, please complete, sign, date and return your proxy card in the accompanying envelope. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

NOTE: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. You must follow the instructions for voting your shares that you receive from your broker, bank or other nominee. Please refer to the section entitled “Voting Shares Held in ‘Street Name’” for more information about how to vote your shares.

USBI will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, facsimile and electronic communication. Banks, brokers or other nominees will forward the proxy materials to their principals or beneficial owners and obtain authorization for the execution of proxies. USBI will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to their principals or beneficial owners.

Shareholders Eligible to Vote

We are sending this Proxy Statement to shareholders of record as of the close of business on March 14, 2014. Only shareholders as of this date are eligible to vote at the Annual Meeting. At the close of business on March 14, 2014, there were 6,043,292 shares of common stock of USBI, par value $0.01 per share, outstanding. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

Information About a Quorum

At the Annual Meeting, the presence of a majority of the outstanding shares of USBI’s common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present, or if the Chairperson of the Annual Meeting decides that more time is necessary for the solicitation of proxies, the Chairperson may adjourn the Annual Meeting, with or without shareholder vote. Alternatively, if there is a shareholder vote to adjourn the Annual Meeting based on the absence of a quorum, the named proxies will vote all shares of common stock for which they have voting authority in favor of the adjournment.

Vote Required to Approve Proposals

Assuming the presence of a quorum, the directors of USBI will be elected by a plurality of the shares cast at the Annual Meeting – in other words, the director nominees receiving the most votes will be elected (Proposal 1). The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2014 (Proposal 2) will require the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Proposal 3 calls for the advisory approval of USBI’s executive compensation and will require for adoption the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

Following the Annual Meeting, we will file a Current Report on Form 8-K with the Securities and Exchange Commission to disclose the results of voting on each proposal, as required by applicable rules.

Abstentions

A shareholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) is determined by the votes cast at the Annual Meeting, abstentions will not affect the outcome of this matter. An abstention as to the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2014 (Proposal 2) and the advisory approval of USBI’s executive compensation (Proposal 3) will have the same effect as voting against these proposals, given that the outcome of each proposal is determined by the shares represented at the Annual Meeting and entitled to vote on the matter.

Voting Shares Held in “Street Name”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to attend the Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares. If you hold your shares in “street name,” it is critical that you return the voting instruction card as directed by your broker, bank or other nominee if you want your votes to count in the election of directors (Proposal 1) and with respect to the advisory approval of USBI’s executive compensation (Proposal 3).

In the past, if you held your shares in “street name,” and you did not indicate how you wanted your shares to be voted in the election of directors, your broker, bank or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Certain regulatory changes have taken away the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Similarly, if you do not direct your broker, bank or other nominee as to how to vote with respect to the advisory approval of USBI’s executive compensation (Proposal 3), your broker, bank or other nominee may not vote on these matters. Therefore, if you hold your shares in “street name” and do not instruct your bank, broker or other nominee on how to vote in the election of directors or with respect to the executive compensation matter, your shares will not be voted for any director nominee, the executive compensation matter or on any other proposal with respect to which your broker, bank or other nominee does not have discretionary authority (resulting in a “broker non-vote”).

Broker non-votes are counted for general quorum purposes but are not deemed to be present with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) but will have no effect on the outcome of the election of directors based on the plurality voting standard. Broker non-votes will not be taken into account with respect to the advisory approval of USBI’s executive compensation (Proposal 3). Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ended December 31, 2014 (Proposal 2); there should be no broker non-votes with respect to this item.

PROPOSAL 1

ELECTION OF DIRECTORS

USBI’s Bylaws provide that the Board of Directors shall consist of not less than three (3) and not more than twenty-five (25) directors, and, if a number is not fixed by the Board of Directors, the Bylaws state that there shall be sixteen (16) directors. There are currently eleven (11) directors serving on the Board, and, at a meeting on February 28, 2014, the Board of Directors voted to maintain the current size of the Board following the Annual Meeting. The Nominating, Executive and Corporate Governance Committee and the current Board of Directors believe that a Board of Directors of eleven (11) persons is practical and efficient at this point in time.

Based on the nominations of the Nominating, Executive and Corporate Governance Committee, the Board of Directors recommends that the shareholders elect the eleven (11) director-nominees named below to hold office until the 2015 Annual Meeting of Shareholders of USBI or until their successors are elected and qualified. All of the nominees currently serve as directors. Unless “Withhold” or “For All Except” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the eleven (11) nominees to the Board of Directors. Shareholders may not vote for a greater number of persons than the number of nominees named. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ELEVEN (11) NOMINEES.

While we know of no reason why any nominee would be unable to serve as a director, if, before the voting at the Annual Meeting, any person nominated to be elected as a director is unable to serve, the shares that would otherwise be voted for that person may be voted for the election of a substitute person recommended by the Board of Directors.

The following provides certain biographical information about the individuals who have been nominated for election as directors of USBI. Each of the nominees currently serves as a director of USBI. The biographical information for each of the nominees below contains a description of the individual’s service as a director, business experience, director positions held currently or at any time during the last five years, if applicable, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes and skills that caused the Board of Directors to determine that the individual should serve as a director. The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears in this Proxy Statement.

Subsequent to the Annual Meeting, USBI, as the sole shareholder of First United Security Bank, USBI’s banking subsidiary (the “Bank”), intends to re-elect all of the newly-elected directors of USBI as directors of the Bank.

Information regarding the executive officers of USBI who are not directors is also provided below.

Information About Director-Nominees

Andrew C. Bearden, Jr. Director since 2009 Age 67

Mr. Bearden practices as a Certified Public Accountant at Andrew C. Bearden, Jr. CPA and works as a management consultant through his company, BEACO Consulting LLC, in Thomasville, Alabama. Mr. Bearden served Peoples BancTrust Co., Inc. in Selma, Alabama as Chief Financial Officer, Executive Vice President from January 1997 until January 2007 and as Chief Operating Officer, Executive Vice President from January 2007 until October 2007. Mr. Bearden also served as an officer of BankTrust in Mobile, Alabama in the role of Chief Operating Officer, Executive Vice President from October 2007 until February 2009.

Mr. Bearden’s extensive prior experience in the banking industry, specifically his experience and leadership roles with two public companies, as well as his accounting background and current accounting practice, give him a wide range of accounting, financial, capital markets, risk assessment and other executive management experience and skills, all of which provide valuable insight and expertise to the Board of Directors.

Linda H. Breedlove Director since 1997 Age 70

Ms. Breedlove serves as a part-time writer for The South Alabamian, Inc., a newspaper publishing company. She also performs certain bookkeeping functions for The Thomasville Times. She served as Publisher/Editor of The South Alabamian, Inc. for 29 years until January 2003. Ms. Breedlove was employed with Breedlove Office Supply and Printing from January 2003 until April 2004.

The Board of Directors believes that Ms. Breedlove’s business and management experience gained from her long career in newspaper publishing, as well as her local community and civic leadership roles and involvement and knowledge of the local market, all make her a valuable contributor to the Board of Directors.

Gerald P. Corgill Director since 1985 Age 72

Mr. Corgill has served as President of Dozier Hardware Company, Inc., a hardware and building supply company, including a gift shop, in Thomasville, Alabama since 1982.

The Board of Directors believes that Mr. Corgill’s skills and business experience, as well as the various operational and leadership roles in which he has served his business, all provide him with a wide range of knowledge on topics important to business, which knowledge contributes greatly to the composition of the Board of Directors.

John C. Gordon Director since 1997 Age 56

Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (land management) since 1994 and for SS&J Land Co., Inc. since 1998. Mr. Gordon serves as president of both entities.

Mr. Gordon’s business management, investment and risk assessment skills obtained from his leadership of these companies and his experience in the forestry business are all valuable to the Board of Directors.

William G. Harrison Director since 1976 Age 67

Mr. Harrison served as Timber Settlements and Records Manager for Linden Lumber Company (sawmill) from 1999 until his retirement in 2008. For approximately 20 years prior to his position at Linden Lumber Company, Mr. Harrison was the Chief Executive Officer and sole owner of Bedsole Dry Goods, a department store chain consisting of department stores and variety stores.

The Board of Directors believes that Mr. Harrison’s extensive business experience, specifically his understanding of accounts management and credit and collection risk, contributes greatly to the composition of the Board of Directors.

James F. House Director since 2011 Age 61

Mr. House became a director of USBI pursuant to an employment agreement among USBI, the Bank and Mr. House dated November 7, 2011, and Mr. House has served as President and Chief Executive Officer of USBI and the Bank since that date. Mr. House has extensive prior experience in the banking industry. From May 2009 until November 2011, he served as Florida Division President of BankTrust. From 2005 until 2009, Mr. House was a business consultant focusing on management, investments and commercial and consumer lending issues. Prior to that, he held numerous executive and senior management positions with SouthTrust Bank, including Executive Vice President, General Bank Commercial (2003-2004); Chief Executive Officer, Urban West Region (2002-2003); Chief Executive Officer, North Alabama/Tennessee Region (2000-2001); Chief Executive Officer, Birmingham Market Bank (1999-2003); and Chairman and Chief Executive Officer, SouthTrust Bank of Dothan, N.A. (1994-1998).

The Board of Directors believes that, from these years of experience in a number of positions and areas in banking and his senior executive level services to USBI and the Bank, Mr. House has gained an intimate knowledge of the banking industry and, more specifically, the business and operations of USBI and the Bank, which provides valuable insight to the Board of Directors.

J. Lee McPhearson Director since 2009 Age 60

Mr. McPhearson is an attorney, currently practicing in Butler, Alabama. Mr. McPhearson also serves as County Attorney for Choctaw County, Alabama. From 1995 until 2002, Mr. McPhearson served as Circuit Judge for the First Judicial Circuit of the State of Alabama and previously served from 1981 until 1987 as District Attorney for the First Judicial Circuit. Mr. McPhearson is currently actively involved in timber and real estate enterprises.

Mr. McPhearson’s legal experience as a practitioner, which involves some representation and advising of business entities, as well as his knowledge and understanding of the communities served by USBI and the Bank gained through his time on the bench, all contribute greatly to the Board of Directors. Additionally, Mr. McPhearson’s experience in the timber and real estate industries provides valuable insight to the Board of Directors regarding land and timber valuations and market conditions, which are important to the business of USBI and the Bank.

Jack W. Meigs Director since 1997 Age 56

Mr. Meigs has served as Circuit Judge for the Fourth Judicial Circuit of the State of Alabama since 1991.

The Board of Directors believes that Mr. Meigs’ extensive legal experience in the local area, both as a practitioner and as a judge, provides him with a wide range of management skills and knowledge on topics important to business, which contribute greatly to the composition of the Board of Directors.

A. J. Strickland, III Director since 2013 Age 72

Dr. Strickland is the John R. Miller Professor of Strategic Management in the Graduate School of Business at the University of Alabama, a position he has held since 1969. Dr. Strickland is a director of American Equity Investment Life Holding Company and Twenty Services, Inc. and a former director of Statesman. Dr. Strickland is also the co-author of many strategic management books and texts used at universities worldwide. In addition, he conducts frequent industry and competitive analyses of domestic and international firms.

The Board of Directors believes that Dr. Strickland’s extensive knowledge of strategic management and the finance industry arising from his academic and practical experience enable him to provide valuable insight to the Board of Directors.

Howard M. Whitted Director since 1985 Age 69

Mr. Whitted was a forester for Weyerhaeuser Company, a forest products and container board manufacturer, from 1968 until his retirement in 2006. Mr. Whitted is currently a forester and manager for Whitted Family Holdings.

The Board of Directors believes that Mr. Whitted’s general business experience and, specifically, his experience in the real estate and forestry industry provide valuable insight to the Board of Directors regarding land and timber valuations and market conditions, which are important to the business of USBI and the Bank.

Bruce N. Wilson Director since 1997 Age 59

Mr. Wilson is a senior partner in the law firm of Wilson & Drinkard, where he has worked since 1993.

Through his law practice, Mr. Wilson has represented and continues to represent business and corporate clients throughout all phases of their operations. He counsels clients on various real estate, industrial and economic development, and budgetary and auditing issues. The Board of Directors believes that Mr. Wilson’s experience and understanding of these issues enable him to provide valuable insight to the Board of Directors.

Information About Executive Officers Who Are Not Also Directors

Thomas S. Elley Age 42

Mr. Elley has served as Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of USBI and Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank since October 15, 2013. Prior to his employment with USBI and the Bank, Mr. Elley served as Vice President, Accounting Policy Manager and Line of Business Controller at Regions Financial Corporation in Birmingham, Alabama. From January 2000 to August 2010 and from April 2011 to May 2013, Mr. Elley was Senior Manager in the audit practice of Deloitte & Touche LLP, where he focused on Securities and Exchange Commission reporting, regulatory accounting and internal control audits under the Sarbanes-Oxley Act of 2002. From August 2010 to March 2011, Mr. Elley held the position of Impaired Loan Accounting Specialist with Iberiabank Corporation in Birmingham, Alabama. Mr. Elley also has prior experience as a compliance officer and loan analyst for financial institutions and is a Certified Public Accountant.

J. Daniel Matheson, III Age 56

Mr. Matheson has served as Investment Officer of USBI since May 2001 and as Senior Vice President, Investment Officer, of the Bank since 1996. Mr. Matheson serves as Senior Vice President of Synovus Securities and is the owner and President of R2Metrics, Inc., a provider of investment and asset and liability management software, analytics and consulting services for banks, which was owned by the Bank until January 1, 2009.

Beverly J. Dozier Age 49

Ms. Dozier currently serves as Vice President, Secretary and Assistant Treasurer of USBI and Senior Vice President, Executive Administration, Secretary and Assistant Treasurer of the Bank. Ms. Dozier has served the bank in numerous capacities since 1984, including working as a loan officer and mortgage originator.

Anthony G. Cashio Age 64	Mr. Cashio joined the Bank in October 2012 and currently serves as Executive Vice President, Credit Division, and Chief Credit Officer. Prior to his employment with the Bank, Mr. Cashio served as Executive Vice President and Chief Credit Officer of Gulf South Private Bank in Destin, Florida from December 2011 until October 2012; Regional Credit Officer and Senior Vice President of Cadence Bank from December 2006 until November 2011; and Senior Vice President and Risk Manager of Wachovia Bank from January 2005 until December 2006. Prior to 2005, Mr. Cashio held a number of positions with SouthTrust Bank over a twenty-year period.

Eric H. Mabowitz Age 55

Mr. Mabowitz currently serves as Executive Vice President, Retail Division, Branch Administrator and Director of Community Lending of the Bank. Mr. Mabowitz joined the Bank in March 2008 and previously served as Executive Vice President, Senior Lender, and Branch Administrator and as Executive Vice President, Chief Credit Officer. Prior to his employment with the Bank, Mr. Mabowitz served as President and Chief Operating Officer of Premier Bank of the South in Cullman, Alabama from June 2007 until March 2008; as Executive Vice President, Administration for First Community Bank in Chatom, Alabama from September 2006 until June 2007; and as Executive Vice President, Chief Credit Officer for First Community Bank in Chatom, Alabama from July 2001 until September 2006.

D. Phillip Maughan, II Age 49

Mr. Maughan has served as Executive Vice President, Commercial Division, and Senior Lender of the Bank since October 2010. Mr. Maughan has served in various executive level positions in the financial industry, including Executive Vice President and Regional President of Capstone Bank from 2008 until October 2010 and as President and Chief Executive Officer of Security Bank from 2006 until 2008. Prior to 2006, Mr. Maughan held a number of positions with AmSouth Bank and then SouthTrust Bank/Wachovia Bank.

William C. Mitchell Age 48

Mr. Mitchell has served as President and Chief Executive Officer of the Bank’s subsidiary, Acceptance Loan Company, Inc., since February 2008 and, prior to that, as Interim President and Chief Executive Officer beginning in November 2007. Mr. Mitchell has worked with Acceptance Loan Company, Inc. since May 1997.

David L. Saylors Age 69

Mr. Saylors joined the Bank in August 2012 and currently serves as Senior Vice President, Director of Human Resources. Prior to his employment with the Bank, Mr. Saylors served as Senior Vice President and Director of Human Resources of Capstone Bank in Tuscaloosa, Alabama from November 2009 until August 2012; Executive Assistant to the President (from April 2009 until November 2009) and Financial Accountant (December 2007 until April 2009) for Marion Military Institute in Marion, Alabama; and Senior Vice President and Director of Human Resources of The Peoples Bank and Trust in Selma, Alabama from August 2000 until December 2007.

Additionally, until October 15, 2013, Robert D. Steen, 65, held the positions of Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of USBI and Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank. Mr. Steen remained an executive officer as Vice President of USBI and Executive Vice President of the Bank until his retirement on December 31, 2013. Mr. Steen had served as Vice President, Treasurer and Assistant Secretary of USBI since 2009, previously serving as Assistant Treasurer beginning in 1997 and Assistant Vice President beginning in 2000. Mr. Steen was designated as the Principal Financial Officer and Principal Accounting Officer of USBI beginning in 2003. Mr. Steen had served as Executive Vice President, Chief Financial Officer of the Bank since 1997.

CORPORATE GOVERNANCE

USBI is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running USBI’s business effectively and to maintaining USBI’s integrity in the marketplace. USBI’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide USBI’s and the Bank’s employees, including the Chief Executive Officer, the Chief Financial Officer and other senior executive officers, in their conduct and compliance with applicable laws and governance principles. A copy of the United Security Bancshares, Inc. Code of Business Conduct and Ethics is filed as Exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003. Additionally, USBI will furnish any person without charge, upon written request, a copy of the United Security Bancshares, Inc. Code of Business Conduct and Ethics.

The following is a summary of USBI’s Board independence standards, the Board and committee structure, the director nomination process and the procedures for shareholders to follow to communicate with the Board of Directors.

Director Independence

The Nasdaq Stock Market, LLC, the exchange on which USBI’s common stock is listed (“Nasdaq”), requires that a majority of USBI’s Board members be “independent.” Accordingly, because the Board of Directors currently has eleven (11) members, at least six (6) of the directors must be independent. In accordance with Nasdaq’s listing rules, a director is not considered to be independent unless the Board determines that the director has no relationship with USBI or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with USBI or any of its subsidiaries) that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee, Compensation Committee and Nominating, Executive and Corporate Governance Committee also must meet the independence tests in the applicable Nasdaq listing rules and the federal securities laws.

The Board has determined that none of the directors standing for re-election, with the exception of Mr. House, has any material relationship with USBI or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with USBI or any of its subsidiaries) that would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and USBI and its subsidiaries. The purpose of this review was to determine whether any such transactions or relationships were material and possibly inconsistent with a determination that the director was independent. Mr. House is not independent because of his employment as the President and Chief Executive Officer of USBI and the Bank.

While conducting its review of director independence, the Board of Directors specifically considered the relationship between USBI and Wilson & Drinkard, of which Mr. Wilson is a senior partner. Wilson & Drinkard is a law firm that historically has provided legal services to USBI and its subsidiaries. USBI’s fee arrangement with Wilson & Drinkard is negotiated on the same basis and is subject to the same terms and conditions as arrangements with other outside legal counsel for similar types of legal work. During 2013, USBI paid no legal fees to Wilson & Drinkard. Based on this review, the Board concluded that USBI’s relationship with Wilson & Drinkard does not interfere with Mr. Wilson’s exercise of independent judgment in carrying out the responsibilities of a director.

Company Leadership Structure

The business of USBI is managed under the direction of the Board of Directors, which is elected by our shareholders. The basic responsibility of the Board is to lead USBI by exercising its business judgment to act in what each director reasonably believes to be the best interests of USBI and its shareholders. Leadership is important to facilitate the Board in acting effectively as a working group so that USBI and its performance may benefit. The role of the Chairperson includes providing continuous feedback on the direction, performance and strategy of USBI, presiding over meetings of the Board, setting the Board’s agenda with management and leading the Board in anticipating and responding to risks faced by USBI.

The roles of Chief Executive Officer and Chairperson of the Board have been separated since USBI became a publicly-traded company. While the Board believes that the Chief Executive Officer should be a member of the Board, the Board considers it to be advantageous to independence, oversight and objectivity to have a separate, independent board member to serve as Chairperson. The Board may reconsider this leadership structure from time to time based on then-current considerations.

Risk Oversight

General oversight of USBI’s risk management process is the responsibility of the Audit Committee of the Board of Directors.

USBI is exposed to a number of risks and regularly undertakes a review to identify and evaluate these risks and develop plans to manage them effectively. While the Chief Executive Officer has overall responsibility for risk assessment, management and prioritization, the Board has an active role in the risk oversight process.

The Board regularly reviews information regarding USBI’s financial, credit, liquidity, operational, legal, regulatory, compliance, reputational and strategic risks based on reports from management, including the Chief Executive Officer and the Chief Financial Officer. Although the full Board is ultimately involved in the risk oversight process, information regarding certain risks is reviewed first by the committees of the Board when a particular risk falls within the purview of a particular committee. For example, the Compensation Committee of the Board oversees the management of risks relating to USBI’s compensation policies and practices, including executive compensation. The Nominating, Executive and Corporate Governance Committee oversees risks associated with the independence of the members of the Board and potential conflicts of interest. The Audit Committee oversees the management of financial risks (including risks required to be monitored under the Sarbanes-Oxley Act). The conclusions of each Board committee are brought to the attention of all Board members at the regularly scheduled meetings of the Board. This enables the Board and its committees to coordinate the risk oversight role.

Board Structure and Committees

The Board of Directors of USBI conducts its business through meetings of the Board and Board committees. Further, executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by the Chairperson of the Board or another independent director selected by a majority of the independent directors.

During 2013, the Board of Directors of USBI met fourteen times in regularly scheduled meetings. All of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served.

Directors are encouraged but not required to attend the annual meetings of shareholders. All of the then-current directors attended USBI’s 2013 Annual Meeting of Shareholders held on May 16, 2013.

Audit Committee

The Audit Committee assists the Board with its oversight responsibilities with respect to the financial reports and other financial information provided by USBI to its shareholders and others, USBI’s financial policies and procedures and disclosure controls and procedures, USBI’s system of internal controls and USBI’s auditing, accounting and financial reporting processes. The Audit Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About Us” – “Investor Relations.” The Audit Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Audit Committee last reviewed and assessed the adequacy of its charter on March 19, 2014. The Audit Committee met nine times during 2013. The Audit Committee Report appears later in this Proxy Statement.

Certain Nasdaq listing rules and the federal securities laws require that at least one member of the Audit Committee has an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing or evaluating financial statements, or experience actively supervising one or more persons engaged in such activities, an understanding of internal control over financial reporting and an understanding of audit committee functions. The Board has determined that Andrew C. Bearden, Jr. and A. J. Strickland, III both have the requisite attributes of an “audit committee financial expert.” Mr. Bearden acquired such attributes through his experience as a certified public accountant and through his supervision as chief financial officer of the financial reporting and compliance of a publicly traded financial institution. Dr. Strickland acquired such attributes through his many years of service as a business school professor and his service on the board of directors of other public companies, including audit committee service.

The members of the Audit Committee are A.J. Strickland, III, Chairperson, Andrew C. Bearden, Jr., William G. Harrison and Jack W. Meigs. The Board has carefully evaluated the backgrounds of the members of the Audit Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Compensation Committee

The Compensation Committee assists the Board in overseeing and determining executive compensation. Among other responsibilities, the Compensation Committee reviews, recommends and approves salaries and other compensation of USBI’s and the Bank’s executive officers and administers USBI’s equity compensation plans that may be in place from time to time. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. The Compensation Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About Us” – “Investor Relations.” The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Compensation Committee last reviewed and assessed the adequacy of its charter on March 20, 2014. The Compensation Committee met eight times in 2013. The Compensation Committee Report appears later in this Proxy Statement.

The scope of the Compensation Committee’s authority is limited to the responsibilities that are set forth in its charter. In fulfilling its responsibilities, the Compensation Committee may delegate its authority to subcommittees to the extent permitted by applicable law. The charter further provides the Compensation Committee with the authority to engage independent consultants and legal advisers when determined to be necessary or appropriate in fulfilling its responsibilities. The Compensation Committee has sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

The Compensation Committee has reviewed USBI’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incent risks that are “reasonably likely to have a material adverse effect” on USBI. As a result of this process, the Compensation Committee concluded and informed the Board that, based on USBI’s current compensation programs, plans and practices, there are no such risks.

The members of the Compensation Committee are J. Lee McPhearson, Chairperson, Andrew C. Bearden, Jr., Linda H. Breedlove, Gerald P. Corgill, John C. Gordon and Howard M. Whitted. The Board has carefully evaluated the backgrounds of the members of the Compensation Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Nominating, Executive and Corporate Governance Committee

Among other responsibilities, the Nominating, Executive and Corporate Governance Committee reviews and recommends the selection of directors and members of committees of the Board and reviews and establishes the governance practices of USBI. The Nominating, Executive and Corporate Governance Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About Us” – “Investor Relations.” The Nominating, Executive and Corporate Governance Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Nominating, Executive and Corporate Governance Committee last reviewed and assessed the adequacy of its charter on March 21, 2014. The Nominating, Executive and Corporate Governance Committee met eleven times in 2013.

The members of the Nominating, Executive and Corporate Governance Committee are Andrew C. Bearden, Jr., Chairperson, Gerald P. Corgill, John C. Gordon, J. Lee McPhearson and Bruce N. Wilson. The Board has carefully evaluated the backgrounds of the members of the Nominating, Executive and Corporate Governance Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Consideration of Director-Nominees

Criteria and Diversity

Criteria that are used by the Nominating, Executive and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent,” as defined by the applicable Nasdaq listing rules, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating, Executive and Corporate Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders. Although neither the Board nor the Nominating, Executive and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to USBI’s business, and also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the success of USBI. For a discussion of the individual experience and qualifications of our directors, please refer to “Proposal 1 – Election of Directors” in this Proxy Statement.

Process for Identifying and Evaluating Director-Nominees

The process followed by the Nominating, Executive and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating, Executive and Corporate Governance Committee and the Board. Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Nominating, Executive and Corporate Governance Committee will evaluate those candidates by applying substantially the same criteria, following substantially the same process as that used for candidates submitted by Board members.

Director-Nominees Proposed by Shareholders

The Nominating, Executive and Corporate Governance Committee will consider candidates recommended by shareholders for inclusion by the Board of Directors in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director-nominees, including candidates recommended by shareholders, the Nominating, Executive and Corporate Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Nominating, Executive and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the Nominating, Executive and Corporate Governance Committee, c/o Corporate Secretary of United Security Bancshares, Inc., 131 West Front Street, P.O. Box 249, Thomasville, Alabama 36784:

•	The name of the recommended person;

•

All information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

As to the shareholder making the recommendation, the name and address of such shareholder as the name and address appear on USBI’s books; provided, however, that, if the shareholder is not a registered holder of USBI’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Any such recommendation must be received at the address above not less than 120 calendar days before the first anniversary of the date on which USBI’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (which date for the ensuing year is December 4, 2014).

Shareholder Communications with the Board of Directors

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating, Executive and Corporate Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he or she deems appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating, Executive and Corporate Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Nominating, Executive and Corporate Governance Committee

c/o Corporate Secretary of United Security Bancshares, Inc.

131 West Front Street

P.O. Box 249

Thomasville, Alabama 36784

All written communications to USBI’s Board of Directors will be relayed to the Nominating, Executive and Corporate Governance Committee without being screened by management.

TRANSACTIONS WITH RELATED PERSONS

USBI recognizes that transactions between USBI or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of USBI and its shareholders. Therefore, as a general matter and in accordance with USBI’s Code of Business Conduct and Ethics, USBI prefers to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or may not be inconsistent with, the best interests of USBI and its shareholders. Therefore, USBI has adopted a written policy and procedures that require the Audit Committee to review and, if appropriate, to approve or ratify any such transactions.

Policy and Procedures Regarding Related Person Transactions

The Audit Committee’s Policy and Procedures With Respect to Related Person Transactions sets forth the process for reviewing, approving and ratifying transactions involving USBI and its subsidiaries and “related persons.” “Related persons” include directors and executive officers and their immediate family members and shareholders owning 5% or more of USBI’s outstanding common stock. It is USBI’s policy to approve and ratify transactions involving related persons only when the Board of Directors, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of USBI and its shareholders.

The procedures provide that, prior to entering into a related person transaction, management or the affected director or executive officer must bring the matter to the attention of a designated individual who will assess whether the matter should be considered by the Audit Committee. If a member of the Audit Committee is involved in the proposed transaction, he or she will be recused from all discussions and decisions about the transaction. To the extent that a related person transaction is not identified in advance, the terms of the transaction will be reviewed and evaluated by the Audit Committee. Only transactions that are in, or that are not inconsistent with, the best interests of USBI and its shareholders are approved or ratified by the Audit Committee.

Certain Transactions with Related Persons

Certain directors and executive officers of USBI and their family members were customers of, and had transactions with, the Bank in the ordinary course of business since the beginning of 2012, and additional transactions likely will take place in the ordinary course of business. All outstanding loans and commitments were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

We believe that the compensation of our executive officers should link rewards to business results and shareholders’ returns. Specifically, the compensation program should attract, retain and motivate the executive officers necessary for our current and long-term success and should tie executive compensation with the performance of USBI.

Oversight of the Compensation Program

Our Compensation Committee oversees our compensation program and approves the compensation paid to all executive officers, including the Chief Executive Officer and the two other most highly compensated executive officers during 2013 – Mr. House, Mr. Steen and Mr. Mitchell (collectively, the “Named Executive Officers”). All of the members of the Compensation Committee have been determined by the Board of Directors to qualify as “independent” under the applicable Nasdaq director independence rules. The Compensation Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About Us” – “Investor Relations.”

Our Compensation Committee’s responsibilities include reviewing and approving the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. Our Human Resources department also assists the Compensation Committee with compensation decisions by providing support and data for the committee.

Compensation Consultant

The charter of the Compensation Committee grants the committee the authority to hire outside consultants to further its objectives and assist with its responsibilities. During 2013, the Compensation Committee engaged a compensation consultant, Matthews, Young – Management Consulting (“Matthews, Young”), to review, assess and provide recommendations with respect to certain aspects of USBI’s compensation program for executive officers and directors, as well as certain other employees of USBI’s subsidiaries. In this role, Matthews, Young rendered services specifically requested by the Compensation Committee, which included examining the overall pay mix for our executives, conducting a competitive assessment of our executive compensation program and making recommendations to and advising the Compensation Committee on compensation design and levels. In this regard, Matthews, Young provided advice to the Compensation Committee on structuring annual and long-term incentive arrangements for executives. In addition, Matthews, Young provided advice to the Compensation Committee on the compensation elements and levels for non-employee directors.

USBI does not have a policy that limits the services that an executive compensation consultant can perform. However, USBI did not engage Matthews, Young for any projects other than those directed by the Compensation Committee, as described above. Matthews, Young has not performed any other services for USBI.

Elements of Executive Compensation

Compensation is based on an individual’s job level, responsibilities and experience and company performance. We want to attract and retain, on a long-term basis, high caliber personnel and, to that end, provide a total compensation opportunity that is competitive in the banking industry, taking into account relative company size and performance as well as individual responsibilities and achievements.

Base Salaries

Each Named Executive Officer’s base salary is determined principally by the responsibilities required by the officer’s position, his experience and contributions to our business and length of service in his position at USBI, as well as individual competence and comparison to peer institutions. Base salaries are reviewed and approved by the Compensation Committee annually to determine whether the base salary levels are appropriate.

At its meeting in December 2013, the Compensation Committee established the base salaries for the Named Executive Officers for 2014 (other than for Mr. Steen, who retired from USBI and the Bank on December 31, 2013) and determined that the following base salaries were appropriate: for Mr. House, $313,384, in accordance with the Amended and Restated Executive Employment Agreement entered into by USBI, the Bank and Mr. House in December 2013, and for Mr. Mitchell, $193,000, which represents an increase of $3,000 from 2013.

2013 Incentive Compensation

For fiscal 2013, we established an Executive Incentive Plan to further link executive compensation with the performance of USBI and its subsidiaries. Under the Executive Incentive Plan, each of USBI’s executive officers were eligible for a cash bonus for 2013 based on certain pre-determined financial goals, with any such cash bonus remaining non-binding on the company until final review and approval by the Compensation Committee at its meeting in March 2014. The amounts that could potentially be earned by each of the executive officers under the Executive Incentive Plan were expressed as a percentage of the executive’s annual base salary in effect during 2013.

For fiscal year 2013, Mr. House had a threshold bonus of 22.5% of base salary, a target bonus of 45% of base salary and a maximum bonus of 67.5% of base salary. Mr. Steen had a threshold bonus of 15% of base salary, a target bonus of 30% of base salary and a maximum bonus of 45% of base salary. Mr. Mitchell had a threshold bonus of 15% of base salary, a target bonus of 30% of base salary and a maximum bonus of 45% of base salary. The bonuses paid to each of our Named Executive Officers for fiscal 2013 pursuant to the Executive Incentive Plan are set forth in the 2013 Summary Compensation Table.

Equity Awards

Our Named Executive Officers are eligible to participate in the United Security Bancshares, Inc. 2013 Incentive Plan (the “Omnibus Incentive Plan”), which was adopted by our Board of Directors on March 22, 2013 and approved by the company’s shareholders on May 16, 2013. The Omnibus Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units and performance compensation awards, including performance-based cash bonuses, to employees, non-employee directors and certain consultants of the company and its affiliates, including the Bank. Although no awards have yet been made to the Named Executive Officers to date under the Omnibus Incentive Plan, the Compensation Committee expects that awards will be made pursuant to the Omnibus Incentive Plan in 2014.

Termination and Change in Control Benefits under Mr. House’s Employment Agreement

We believe that it is important to protect the financial interests of our senior management in the event of a change in control. Further, we believe that the interests of USBI’s shareholders are best served if the interests of our senior management are aligned with the shareholders’ interests. Providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our shareholders.

Mr. House, our President and Chief Executive Officer, is the only Named Executive Officer with an employment agreement. On December 19, 2013, USBI, the Bank and Mr. House entered into an Amended and

Restated Executive Employment Agreement that replaced the original employment agreement entered into by USBI, the Bank and Mr. House on November 7, 2011, when Mr. House first began serving as the President and Chief Executive Officer of USBI and the Bank. In addition to setting forth various terms with respect to Mr. House’s base salary, the equity compensation, perquisites and other benefits to which Mr. House is entitled, and certain restrictive covenants, the employment agreement contains certain termination and change in control provisions, the details of which are further discussed under the caption, “Employment Agreement with Mr. House.”

Salary Continuation Agreement with Mr. Steen

Several years ago, we entered into salary continuation agreements with certain executive officers of USBI at the time, including Mr. Steen. We have not entered into a salary continuation agreement with any of the other Named Executive Officers. Mr. Steen’s salary continuation agreement is a nonqualified deferred compensation arrangement that was originally designed to motivate Mr. Steen to remain employed with USBI until his retirement. Mr. Steen’s agreement provides that he is entitled to annual payments for fifteen years, beginning on the later of the date on which he reaches age 65 or the date on which he terminates his employment. The amount of Mr. Steen’s benefit was initially set in September 2002 and increased by 4% each year until he attained the age of 65. The change in the present value of the accumulated benefit under Mr. Steen’s salary continuation agreement during 2013 is set forth in the 2013 Compensation Table. Mr. Steen retired as an executive officer of USBI and the Bank on December 31, 2013, after reaching the age of 65, and began receiving payments under his salary continuation agreement in January 2014. For a period of fifteen years, Mr. Steen will receive an annual payment of approximately $61,500, payable in monthly installments of approximately $5,125, pursuant to his salary continuation agreement.

On November 20, 2008, USBI and the Bank entered into an amendment to the salary continuation agreement for Mr. Steen, the purpose of which was to ensure that the terms of the salary continuation agreement complied with Internal Revenue Code Section 409A, promulgated under the American Jobs Creation Act of 2004. Internal Revenue Code Section 409A imposes significant taxes on an executive officer if he or she is paid deferred compensation that does not satisfy certain statutory and regulatory requirements. Mr. Steen’s salary continuation agreement was and is still subject to Internal Revenue Code Section 409A. Consequently, in order for Mr. Steen to avoid potential negative tax consequences, we amended his salary continuation agreement to comply with the applicable Internal Revenue Code Section 409A requirements.

Perquisites and Other Benefits

We provide our Named Executive Officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified senior management. It is our belief that perquisites for executive officers should be limited in scope and value and also should be reflective of similar perquisites provided to executive officers at other regional banks of comparable size.

Perquisites provided include, in some cases, a company-provided automobile and reimbursement of reasonable expenses in operating such automobile. Additionally, the company pays the annual premiums for a term life insurance policy with a $250,000 death benefit for Mr. House and currently provides Mr. House with temporary housing in Thomasville, Alabama. Otherwise, the Named Executive Officers participate in our employee benefit plans and programs on the same terms and conditions as other employees. The benefits available generally include medical and dental insurance, disability insurance and life insurance. In addition, USBI sponsors a 401(k) plan in which all eligible employees, including the Named Executive Officers, may participate.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation

We provide our shareholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2013 Annual Meeting of Shareholders held on May 16, 2013, approximately 82% of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the “say-on-pay” proposal were voted in favor of the compensation of USBI’s Named Executive Officers as disclosed in the proxy statement for that meeting. USBI’s Compensation Committee considered this high level of shareholder support when determining the compensation for 2014 but did not take any actions in 2013 or to date in 2014 specifically in response to the shareholder advisory vote on executive compensation. The Compensation Committee concluded that USBI’s compensation program should continue to emphasize the objectives described herein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, comprised of independent directors, reviewed and discussed the Compensation Discussion and Analysis with USBI’s management. Based on the review and discussion, the Compensation Committee recommended to USBI’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report furnished by the Compensation Committee:

J. Lee McPhearson, Chairperson

Andrew C. Bearden, Jr.

Linda H. Breedlove

Gerald P. Corgill

John C. Gordon

Howard M. Whitted

EXECUTIVE COMPENSATION

2013 Summary Compensation Table

The following table sets forth, for the years ended December 31, 2013 and 2012, a summary of the compensation paid to or earned by the Named Executive Officers.

Note that, as a “smaller reporting company” and pursuant to the rules of the Securities and Exchange Commission, USBI is providing below 2013 and 2012 compensation information for Mr. House, as the President and Chief Executive Officer of USBI and the Bank, and Mr. Steen and Mr. Mitchell, as the two most highly compensated executive officers other than Mr. House who were serving as executive officers at the end of 2013.

Name and Principal Position	Year	Salary		Stock Awards(1)		Non-Equity Incentive Plan Compensation(2)	Nonqualified Deferred Compensation(3)		All Other Compensation(4)		Total
James F. House(5) President and Chief Executive Officer of USBI and the Bank	2013 2012	$ $	313,824 275,000	$	— 25,900	$163,483 —		— —	$ $	34,466 43,350	$ $	511,773 344,250
Robert D. Steen(6) Vice President of USBI and Executive Vice President of the Bank	2013 2012	$ $	181,100 165,000		— —	$62,895 —	$ $	54,136 54,476	$ $	67,210 11,323	$ $	365,341 230,799
William C. Mitchell President and Chief Executive Officer of Acceptance Loan Company, Inc.	2013 2012	$ $	190,000 180,000		— —	$65,388 —		— —	$ $	11,234 4,032	$ $	266,622 184,032

(1)

Stock awards are reported as the grant date fair value of the shares, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 Compensation – Stock Compensation. On August 21, 2012, pursuant to the terms of his employment agreement with USBI and the Bank, Mr. House received a grant of 5,000 fully-vested shares of USBI’s common stock, which grant was approved by the Board of Directors based on Mr. House’s personal performance and leadership of USBI and the Bank.

(2)

The amounts presented in this column represent the portion of the cash bonuses earned by the executive officers under the Executive Incentive Plan for 2013. The amounts were paid to the executive officers in March 2014.

(3)	For Mr. Steen, this column represents the change in the present value of the accumulated benefit under his salary continuation agreement.

(4)	The following table describes each component in the “All Other Compensation” column for 2013.

Name	401(k) Contributions	Life Insurance Premiums	Automobile	Accrued and Unused Vacation Time	Accrued and Unused Personal Time Off	Other	Total
James F. House	$9,298	$3,476	$2,603	—	—	$19,089	$34,466
Robert D. Steen	$6,952	—	$1,010	$17,454	$41,794	—	$67,210
William C. Mitchell	$7,585	—	$3,649	—	—	—	$11,234

For Mr. House, “Other” compensation includes $19,089 paid for housing expenses pursuant to the terms of Mr. House’s employment agreement in effect during 2013.

(5)

Mr. House’s employment agreement sets forth the terms of his employment, including his minimum compensation. See the discussion under “Employment Agreement with Mr. House” for additional information about Mr. House’s current employment agreement.

(6)

Until October 15, 2013, Mr. Steen held the positions of Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of USBI and Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank. On October 15, 2013, Thomas S. Elley assumed the duties and responsibilities of these positions. Mr. Steen remained with USBI and the Bank as Vice President of USBI and Executive Vice President of the Bank until his retirement on December 31, 2013.

Employment Agreement with Mr. House

On December 19, 2013, Mr. House entered into an Amended and Restated Executive Employment Agreement (the “2013 Employment Agreement”) with USBI and the Bank, which agreement became effective on January 1, 2014 and replaced the employment agreement entered into by Mr. House with USBI and the Bank on November 7, 2011, when Mr. House first began serving as President and Chief Executive Officer of USBI and the Bank. A copy of the 2013 Employment Agreement was included as Exhibit 10.1 to USBI’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 19, 2013.

The agreement’s initial term is three years, with an additional year added to the term on each anniversary of the effective date of the agreement, unless one of the parties provides notice of its intention not to extend the term in accordance with the provisions of the agreement. The agreement provides that Mr. House will be paid and eligible for the following compensation, among other employee benefits: an annual base salary of $313,384, subject to increase by the Board of Directors; term life insurance coverage in the amount of $250,000; the use of a company-owned automobile and reimbursement of reasonable expenses in operating such automobile; temporary housing in Thomasville, Alabama; and reimbursement of ordinary and reasonable expenses incurred in the performance of his duties as Chief Executive Officer and President of USBI and the Bank. In addition, for each year of the term of the agreement, Mr. House will be eligible to receive an annual long-term incentive award under the Omnibus Incentive Plan of up to 5,000 shares of USBI’s common stock, options to purchase up to 10,000 shares of USBI’s common stock, or some combination of the foregoing. The agreement also contains non-compete and confidentiality restrictions. Specifically, Mr. House is prohibited from competing with USBI or the Bank for two (2) years following the termination of his employment and from disclosing confidential and proprietary information for a period of three (3) years after the termination of his employment.

Under the terms of the 2013 Employment Agreement, Mr. House is entitled to certain payments and benefits if he terminates employment due to his retirement, death or involuntary termination or if his termination is related to a change in control of USBI or the Bank.

In the event that Mr. House’s employment terminates due to his death or disability, or Mr. House terminates his employment for any reason other than “good reason,” he is entitled to any accrued and unpaid base salary earned through the date of termination and all vested amounts payable and vested benefits accrued under any otherwise applicable plan, policy, program or practice in which Mr. House was a participant.

If Mr. House is involuntarily terminated without “cause” or Mr. House terminates his employment for “good reason,” he is entitled to (i) a lump sum cash payment within thirty (30) days following his termination in an amount equal to the greater of either one (1) times his base salary then in effect or the amount of the base salary that otherwise would have been payable to Mr. House for the remainder of the term and (ii) reimbursement for any premiums paid by Mr. House for COBRA health continuation coverage, subject to limitations in the agreement.

In the event of a change in control, Mr. House is not entitled to any payment unless he is terminated or he terminates employment within six (6) months following the change in control. If Mr. House is terminated without “cause” or if he terminates his employment for “good reason” during the six (6) months following a change in control, he is entitled to a lump sum cash payment within thirty (30) days following his termination an amount equal to two hundred ninety-nine percent (299%) of Mr. House’s “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code of 1986, as amended, subject to all applicable withholdings.

Internal Revenue Code Section 409A imposes significant taxes on an executive officer in the event that he receives deferred compensation that does not satisfy certain statutory and regulatory requirements in accordance with Internal Revenue Code Section 409A. However, it is the intent of USBI and the Bank that the amounts payable to Mr. House under the employment agreement comply with or are exempt from Section 409A.

Potential Payments Upon Termination or Change in Control

The 2013 Employment Agreement contains severance provisions pursuant to which Mr. House is entitled to certain payments or benefits in the event that his employment is terminated without “cause” or for “good reason.” See the discussion under “Employment Agreement with Mr. House” for additional information about these potential payments. Although USBI and the Bank have entered into a Change in Control Agreement with Mr. Elley, the current Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of USBI and Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank, there are not currently any additional agreements with the Named Executive Officers that provide for potential payments upon termination or change in control.

DIRECTOR COMPENSATION

In establishing director compensation, USBI considers the significant amount of time that directors expend in fulfilling their duties to USBI and the skill level required by USBI of members of the Board, as well as the importance of attracting and retaining qualified candidates to serve on the Board.

Fees

Compensation for the non-employee directors of USBI is $600 per month for service as directors and $500 per board meeting attended. The Chairperson of the Board receives an additional $750 per month. Non-employee committee members receive $250 per committee meeting attended, and the Chairpersons of the Audit Committee, the Compensation Committee and the Nominating, Executive and Corporate Governance Committee each receive an additional $150 per meeting attended. Directors are reimbursed for reasonable travel expenses incurred in the performance of their duties.

All of the non-employee directors of USBI also serve as the directors of the Bank, and they receive $400 per month for this service to the Bank. The non-employee directors of the Bank’s subsidiary, Acceptance Loan Company, Inc. (“ALC”), each receive $250 per meeting attended, with the exception of the Chairperson, who receives an additional $150 per meeting attended. The non-employee members of the Board of Directors of ALC include Bruce N. Wilson, Chairperson, Linda H. Breedlove and Howard M. Whitted. The non-employee directors of the Bank’s subsidiary, FUSB Reinsurance, Inc., receive $250 per meeting attended. The non-employee members of the Board of Directors of FUSB Reinsurance, Inc. are Linda H. Breedlove, Chairperson, William G. Harrison, Jack W. Meigs and Bruce N. Wilson.

Director Retirement Agreements

In order to encourage the members of the Board of Directors to continue to serve as directors of USBI, we have entered into director retirement agreements all of the non-employee directors of USBI, with the exception of Dr. Strickland. The director retirement agreements are nonqualified deferred compensation arrangements that are designed to motivate the directors to serve on the Board until their retirement. The same terms generally apply to all of the agreements.

The director retirement agreements promise each director a benefit that will be paid annually for ten years generally beginning on the later of when the director reaches age 70 or when the director terminates service as a director. The amount of the benefit was initially set at $12,000 in September 2002 and is increased by 3% each year until the director reaches age 70. The benefit is reduced if the director retires before age 70 or terminates service as a director due to a disability.

The director retirement agreements provide a change in control benefit. We believe that the interests of USBI’s shareholders will be best served if the interests of our directors are aligned with the shareholders’ interests. Therefore, the director retirement agreements provide that, if a director is terminated following a change in control of USBI or a change in control of the Bank, we will pay the director annually for ten years, beginning at age 70, an amount equal to the maximum benefit he or she would have been entitled to receive had the director terminated service as a director at age 70.

On November 20, 2008, USBI and the Bank entered into amendments to the director retirement agreements for each director at the time, the purpose of which is to ensure that the terms of the director retirement agreements comply with Internal Revenue Code Section 409A. The director retirement agreements are subject to Internal Revenue Code Section 409A. Therefore, in order for the directors to avoid potential negative tax consequences, we amended the director retirement agreements to comply with the applicable Internal Revenue Code Section 409A requirements. The amendments to the director retirement agreements do not materially change the scope or amount of benefits to which the directors are entitled but may affect the time and form of payment of such benefits. The director retirement agreements entered into by directors joining the Boards of USBI and the Bank subsequent to the November 2008 amendments comply with Section 409A.

Deferral Plan

Non-employee directors may elect to defer payment of all or any portion of their fees earned as directors of the Bank under the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Deferral Plan”), and, as of January 1, 2012, all USBI director fees are deferred under the Deferral Plan. The Deferral Plan, which was ratified by shareholders at the annual meeting held on May 11, 2004, permits non-employee directors to invest their directors’ fees and to receive the adjusted value of the deferred amounts in cash and/or shares of USBI’s common stock. If the deferred amounts are invested in share units, the return is determined as if such funds had been invested in USBI’s common stock, and, if the deferred amounts are invested in cash, the return is calculated at an interest rate equal to the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points. Deferred amounts generally are distributed to a director at the termination of such individual’s service as a director of USBI, either in a lump sum payment or in annual installment payments.

2013 Director Compensation Table

The following table provides information regarding compensation earned by or paid to USBI’s non-employee directors in 2013.

Name(1)	Fees Earned or Paid in Cash(2)	Nonqualified Deferred Compensation(3)	All Other Compensation(4)	Total
Andrew C. Bearden, Jr.	$33,800	$18,231	$125	$52,156
Linda H. Breedlove	$22,000	$19,959	—	$41,959
Gerald P. Corgill	$27,250	$3,345	—	$30,595
John C. Gordon	$29,250	$3,479	—	$32,729
William G. Harrison	$23,250	$13,450	—	$36,700
Hardie B. Kimbrough(5)	$13,950	—	$9,408	$23,358
J. Lee McPhearson	$27,700	$6,056	$1,365	$35,121
Jack W. Meigs	$22,250	$3,413	$1,350	$27,013
A.J. Strickland, III	$20,250	—	$1,584	$21,834
Howard M. Whitted	$25,750	$16,565	$3,927	$46,242
Bruce N. Wilson	$21,750	$4,850	$116	$26,716

(1)

Although Mr. House serves on the Board of Directors in addition to his service as President and Chief Executive Officer of USBI and the Bank, he currently receives no additional fees for his service on the Board.

(2)	As of January 1, 2012, all directors defer their USBI director fees pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan.

(3)	This column represents the change in the present value of a director’s accumulated benefit under his or her director retirement agreement.

(4)

This column reflects reimbursements for mileage and related expenses paid to certain directors. Directors who must travel outside their county of residence to attend any meeting are reimbursed for mileage. For Mr. Kimbrough, this column includes amounts paid to him under his director retirement agreement. Pursuant to his director retirement agreement, Mr. Kimbrough is entitled to an annual payment of approximately $16,127, payable in monthly installments of approximately $1,344, for a period of fifteen years. These payments to Mr. Kimbrough began in June 2013.

(5)

Mr. Kimbrough served on the Board of Directors until the conclusion of the 2013 Annual Meeting of Shareholders but did not stand for re-election to the Board at that meeting due to the fact that Mr. Kimbrough had reached the retirement age for Board membership, as set forth in USBI’s Bylaws, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of J. Lee McPhearson, Chairperson, Andrew C. Bearden, Jr., Linda H. Breedlove, Gerald P. Corgill, John C. Gordon and Howard M. Whitted. Pursuant to the Compensation Committee’s charter, Mr. House, Chief Executive Officer and President of USBI, is permitted to be present at meetings during which executive compensation other than for himself is under review and consideration. No member of the Compensation Committee during 2013 was an executive officer of another company with a board of directors that has a comparable committee on which one of our executive officers serves.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 14, 2014, no person was known to management to be the beneficial owner of more than 5% of USBI’s outstanding common stock. The following table sets forth the number and percentage of outstanding shares of USBI’s common stock beneficially owned as of March 14, 2014, by (i) the Named Executive Officers (but excluding Mr. Steen); (ii) each director and director-nominee of USBI; and (iii) all current executive officers and directors of USBI as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Andrew C. Bearden, Jr.(2)	15,568	*
Linda H. Breedlove(3)	15,130	*
Gerald P. Corgill(4)	154,443	2.56%
John C. Gordon(5)	162,576	2.69%
William G. Harrison(6)	60,053	1.00%
James F. House	25,556	*
J. Lee McPhearson(7)	9,067	*
Jack W. Meigs(8)	6,051	*
William C. Mitchell(9)	4,854	*
A. J. Strickland, III(10)	2,201
Howard M. Whitted(11)	14,931	*
Bruce N. Wilson(12)	17,757	*
All current directors and executive officers as a group (19 persons)	534,354	8.8%

*	Represents less than 1% of the outstanding shares.

(1)

Unless otherwise indicated, the named person has sole voting and sole investment power for the shares indicated. “Percent of class” is based on 6,043,292 shares of USBI’s common stock outstanding as of March 14, 2014 and 77,393 shares of common stock equivalents held in the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan that may be acquired by certain directors within 60 days of March 14, 2014. For each individual included in the table above, “Percent of Class” is calculated by dividing the number of shares beneficially owned by such person by the sum of (i) 6,043,292 shares of common stock outstanding as of March 14, 2014 and (ii) the number of additional shares of common stock that such person has the right to acquire within 60 days of March 14, 2014, if any. For “All current directors and executive officers as a group,” “Percent of Class” is calculated by dividing the total number of shares beneficially owned by all 19 persons by the sum of (i) the total number of shares outstanding as of March 14, 2014 and (ii) the total number of shares that the members of the group have the right to acquire within 60 days of March 14, 2014. The percentages in this table have been rounded to the nearest hundredth. USBI currently has 10,000,000 shares of common stock, par value $0.01 per share, authorized for issuance.

(2)

Includes 528 shares owned by Mr. Bearden’s spouse, with respect to which Mr. Bearden disclaims beneficial ownership. Also includes 1,328 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Bearden may acquire beneficial ownership within 60 days.

(3)

Includes 1,626 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Ms. Breedlove may acquire beneficial ownership within 60 days.

(4)

Includes 103,612 shares owned by Mr. Corgill’s spouse, with respect to which Mr. Corgill disclaims beneficial ownership. Also includes 4,124 shares owned by Dozier Hardware Company, Inc., of which Mr. Corgill is President, 2,740 shares owned by the Dozier Hardware Company, Inc. Profit Sharing Plan & Trust and 3,967 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Corgill may acquire beneficial ownership within 60 days.

(5)

Includes 10,560 shares held jointly with Mr. Gordon’s spouse. Also includes 6,963 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Gordon may acquire beneficial ownership within 60 days.

(6)

Includes 264 shares held jointly with Mr. Harrison’s spouse. Also includes 793 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Harrison may acquire beneficial ownership within 60 days.

(7)

Includes 3,967 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. McPhearson may acquire beneficial ownership within 60 days.

(8)

Includes 1,814 shares held jointly with Mr. Meigs’ wife. Also includes 250 shares owned by Mr. Meigs’ two sons, with Mr. Meigs as custodian under the Uniform Gifts to Minors Act of Alabama, and 757 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Meigs may acquire beneficial ownership within 60 days.

(9)	Shares are held in the 401(k) Plan.

(10)

Includes 1,701 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Strickland may acquire beneficial ownership within 60 days.

(11)

Includes 13,331 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Whitted may acquire beneficial ownership within 60 days.

(12)

Includes 544 shares held jointly with Mr. Wilson’s spouse. Also includes 200 shares owned by Mr. Wilson’s two children, with Mr. Wilson as custodian under the Uniform Gifts to Minors Act of Alabama. Also includes 1,413 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Wilson may acquire beneficial ownership within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of USBI and persons who own more than 10% of a registered class of USBI’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of USBI. Directors, executive officers and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish USBI with copies of all Section 16(a) reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to USBI and written representations that no other reports were required, during the fiscal year ended December 31, 2013, all Section 16(a) reports applicable to USBI’s directors, executive officers and greater than 10% beneficial owners were timely filed.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four directors who are independent directors as defined under the applicable Nasdaq listing rules and the Securities and Exchange Commission rules currently in effect.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management USBI’s audited financial statements as of, and for, the year ended December 31, 2013.

•

We have discussed with the independent auditors, Carr, Riggs & Ingram, LLC, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

We have received the written disclosures and the letter from the independent auditors, Carr, Riggs & Ingram, LLC, required by applicable requirements of the Public Company Accounting Oversight Board regarding Carr, Riggs & Ingram, LLC’s communications with the audit committee concerning independence and have discussed with Carr, Riggs & Ingram, LLC its independence. We concluded that the provision of non-financial audit services was compatible with Carr, Riggs & Ingram, LLC’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in USBI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

It should be noted that management is responsible for USBI’s financial reporting process, including its system of internal controls, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. USBI’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review this process. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

This report furnished by the Audit Committee:

A.J. Strickland, III, Chairperson

Andrew C. Bearden, Jr.

William G. Harrison

Jack W. Meigs

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Carr, Riggs & Ingram, LLC (“Carr, Riggs”) as USBI’s independent registered public accountants for the year ending December 31, 2014 is being presented to the shareholders for approval at the Annual Meeting. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Carr, Riggs to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of USBI and our shareholders.

General

The Audit Committee has approved the engagement of Carr, Riggs as USBI’s independent registered public accountants for the year ending December 31, 2014. Carr, Riggs has served as USBI’s principal accountants since August 13, 2008.

A representative from Carr, Riggs is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent auditor. Pursuant to these policies and procedures, the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to USBI by the independent auditor during the following twelve months.

Audit and Other Service Fees

The following table sets forth the aggregate fees billed to USBI for the audit and other services provided by Carr, Riggs for 2013 and 2012.

	2013	2012
Audit Fees	$252,055	$253,072
Audit-Related Fees	$25,300	$24,700
Tax Fees	$33,399	$33,000
All Other Fees	—	$8,345

Audit Fees

Audit fees were for professional services rendered relating to the audit of USBI’s annual financial statements and the review of financial statements included in USBI’s Forms 10-Q.

Audit-Related Fees

Audit-related fees were for professional services rendered that are reasonably related to the performance of the audit or review of USBI’s financial statements and are not reported under “Audit Fees.” These fees represent the aggregate fees billed for services relating to employee benefit plan audits. All of these services were pre-approved by the Audit Committee.

Tax Fees

Tax fees represent the fees billed for services relating to tax compliance, tax advice and tax planning. All of these services were pre-approved by the Audit Committee.

All Other Fees

All Other Fees for 2012 represents fees billed for services related to USBI’s response to a comment letter received from the Securities and Exchange Commission. All of these services were pre-approved by the Audit Committee.

Vote Required; Board Recommendation

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is needed to ratify the appointment of Carr, Riggs as USBI’s independent registered public accountants for the year ending December 31, 2014. Unless instructed to the contrary, the shares represented by proxy will be voted FOR this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CARR, RIGGS AS USBI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2014.

PROPOSAL 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executives officers in accordance with the compensation disclosure rules of the Securities and Exchange Commission. We intend to hold such an advisory vote on the compensation of our Named Executive Officers, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2017.

As described in detail under the heading “Compensation Discussion and Analysis,” we believe that the compensation of our executive officers should link rewards to business results and shareholders’ returns. We believe that our compensation program should attract, retain and motivate the executive officers necessary for our current and long-term success and should provide the executive officers with a stake in the future of USBI that corresponds to the stake of each of our shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on USBI, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is required for the adoption of this Proposal, the results of which will be non-binding and advisory in nature.

Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that USBI’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in USBI’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

If any shareholder wishes to present a proposal to be included in the proxy materials for USBI’s 2015 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to USBI. Such proposals must be received at USBI’s executive offices on or before December 4, 2014 in order to be considered for inclusion in USBI’s proxy materials relating to such meeting.

A shareholder must notify USBI before February 17, 2015 of a proposal for the 2015 Annual Meeting of Shareholders that the shareholder intends to present other than by inclusion in USBI’s proxy materials. If USBI does not receive such notice prior to February 17, 2015, proxies solicited by the Board of Directors of USBI will be deemed to have conferred discretionary authority to vote upon any such matter.

Any proposal must be submitted in writing, by certified mail-return receipt requested, to the following address:

Beverly J. Dozier, Secretary

United Security Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

OTHER MATTERS

We do not know of any matters to be presented for action at the Annual Meeting other than those set forth in the notice of the Annual Meeting and discussed in this Proxy Statement.

USBI will furnish to shareholders without charge, upon written request, a copy of USBI’s Annual Report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 2013. Copies of the exhibits to the Form 10-K also will be available upon request. Requests should be made to:

Beverly J. Dozier, Secretary

United Security Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Please complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the Internet or by telephone using the instructions provided in this Proxy Statement and on your proxy card. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of USBI or by a later vote via the Internet or by telephone at any time prior to the voting thereof.

REVOCABLE PROXY UNITED SECURITY BANCSHARES, INC.

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1.	By Internet; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Mail.

To Vote by Internet:

Go to https://www.rtcoproxy.com/usbi anytime prior to 3:00 a.m., Central Daylight Time, on May 2, 2014.

To Vote by Telephone:

Call 1-855-847-1320 Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Central Daylight Time, on May 2, 2014.

  Please note that the last vote received from a shareholder, whether by       Internet, by telephone or by mail, will be the vote counted.

	Mark here for address change:	☐

Annual Meeting Materials are available at: http://www.cfpproxy.com/4328.	Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote FOR all nominees.
		For	With- hold	For All Except
1.	The election of all of the nominees listed below to serve as directors until the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified.	☐	☐	☐

Nominees:	(04) John C. Gordon	(08) Jack W. Meigs
(01) Andrew C. Bearden, Jr.	(05) William G. Harrison	(09) A.J. Strickland, III
(02) Linda H. Breedlove	(06) James F. House	(10) Howard M. Whitted
(03) Gerald P. Corgill	(07) J. Lee McPhearson	(11) Bruce N. Wilson

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK “FOR ALL EXCEPT,” AND WRITE THAT NOMINEE’S NAME OR NUMBER IN THE SPACE PROVIDED BELOW.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

The Board of Directors recommends a vote FOR the ratification of the appointment of independent registered public accountants.
		For	Against	Abstain
2.	The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2014.	☐	☐	☐

The Board of Directors recommends a vote FOR the advisory approval of USBI’s executive compensation.

		For	Against	Abstain
3.	The advisory approval of USBI’s executive compensation.	☐	☐	☐
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

UNITED SECURITY BANCSHARES, INC. — ANNUAL MEETING, MAY 2, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available online at:

http://www.cfpproxy.com/4328.

You can vote in one of three ways:

1.	Via the Internet at https://www.rtcoproxy.com/usbi and follow the instructions.

or

2.	Call toll free 1-855-847-1320 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

3.	Mark, date and sign your proxy card, and return it promptly in the enclosed postage-paid envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

UNITED SECURITY BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 2, 2014

10:00 a.m. Central Daylight Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew C. Bearden, Jr. and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of United Security Bancshares, Inc. (“USBI”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of Common Stock of USBI that the undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders of USBI to be held on May 2, 2014 and at any and all adjournments or postponements thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

4328

REVOCABLE PROXY UNITED SECURITY BANCSHARES, INC.

SOLICITED BY THE BOARD OF DIRECTORS UNITED SECURITY BANCSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS May 2, 2014

The undersigned hereby appoints Andrew C. Bearden, Jr. and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of United Security Bancshares, Inc. (“USBI”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of Common Stock of USBI that the undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders of USBI to be held on May 2, 2014 and at any and all adjournments or postponements thereof.

Mark here for address change:	☐

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2014.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/4328.

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote FOR all nominees.					The Board of Directors recommends a vote FOR the ratification of the appointment of independent registered public accountants.
		For	With- hold	For All Except			For	Against	Abstain
1.	The election of all of the nominees listed below to serve as directors until the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified.	☐	☐	☐	2.	The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2014.	☐	☐	☐

Nominees:	(04) John C. Gordon	(08) Jack W. Meigs	The Board of Directors recommends a vote FOR the advisory approval of USBI’s executive compensation.
(01) Andrew C. Bearden, Jr.	(05) William G. Harrison	(09) A.J. Strickland, III
(02) Linda H. Breedlove	(06) James F. House	(10) Howard M. Whitted
(03) Gerald P. Corgill	(07) J. Lee McPhearson	(11) Bruce N. Wilson			For	Against	Abstain
			3.	The advisory approval of USBI’s executive compensation.	☐	☐	☐

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK “FOR ALL EXCEPT,” AND WRITE THAT NOMINEE’S NAME OR NUMBER IN THE SPACE PROVIDED BELOW.			THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

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